Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS

Company achieves 28% year-over-year and 19% quarter-over-quarter revenue growth;

Cable broadband tuners are key drivers of revenue growth

PLANO, TX, APRIL 26, 2007 – Microtune®, Inc. (NASDAQ:TUNE) today announced its unaudited financial results for the first quarter ended March 31, 2007.

FINANCIAL RESULTS SUMMARY

Net revenue for the three months ended March 31, 2007 was $19.8 million, a 19% increase compared to net revenue of $16.6 million for the fourth quarter of 2006, and a 28% increase compared to net revenue of $15.5 million for the first quarter of 2006.

Gross margin percentage was 50% for the first quarter of 2007, compared to 48% for the fourth quarter of 2006 and 52% for the first quarter of 2006.

On a generally accepted accounting principles (GAAP) basis, net loss for the first quarter of 2007 was $1.5 million, or $0.03 per share, compared to a net loss of $3.4 million, or $0.06 per share, for the fourth quarter of 2006 and a net loss of $0.4 million, or $0.01 per share, for the first quarter of 2006.

Non-GAAP net income for the first quarter of 2007 was $1.2 million, or $0.02 per diluted share, compared to non-GAAP net loss of $0.4 million, or $0.01 per share, for the fourth quarter of 2006 and non-GAAP net income of $1.0 million, or $0.02 per diluted share, for the first quarter of 2006. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

“Our Q1 revenue of $19.8 million represents substantial year-over-year growth of 28% and quarter-over-quarter growth of 19%. During the quarter, we achieved one of our best year-on-year growth rates,” said James A. Fontaine, President and CEO. “Q1 was also a strong quarter from a gross margin, silicon-tuner revenue and unit-shipment growth, and balance sheet perspective. Business momentum remained very strong in our core automotive and cable markets. We saw continued strength in the cable market, which again led the way from a revenue growth and a customer-segment perspective. Needless to say, we are obviously very pleased with our top-line growth and overall financial performance in Q1.”

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FINANCIAL HIGHLIGHTS

•	Net revenue of $19.8 million for Q1 2007, up 28% compared to Q1 2006 and up 19% compared to Q4 2006;

•	Cable net revenue growth of 19% on a sequential basis and 44% on a year-over-year basis;

•	Gross margin percentage of 50%, consistent with the 50% achieved in the full year 2006;

•	$82.9 million in cash and investments; and

•	Days Sales Outstanding (DSOs) of 42 days.

COMPANY MILESTONE: 50 MILLION TV TUNER CHIPS SHIPPED

In February 2007, Microtune announced that it had surpassed the significant milestone of shipping more than fifty million MicroTuner™ chips, an achievement that reconfirms the Company’s market position as a world-leading supplier of single-chip silicon TV tuners. Additionally, in first quarter 2007, Microtune shipped more than seven million tuner chips compared to an average of just over five million per quarter in 2006. Through March 31, 2007, the Company has shipped a cumulative total of fifty-five million silicon TV tuner chips.

BUSINESS HIGHLIGHTS:

•	CONTINUED RF LEADERSHIP IN DIGITAL CABLE TV MARKET

Microtune maintained a dominating radio frequency (RF) silicon tuner market position in the cable broadband sector, and during the quarter, the Company unveiled two new classes of products that it believes reinforced its technology leadership and positioned it for future continued market-share growth in both the cable modem and cable set-top box segments.

First, the Company introduced the industry’s first cable modem tuner (MT2170) for DOCSIS® 3.0, the industry specification that enables cable operators to deliver very fast Internet services, video downloads and multimedia.

Second, the Company announced the industry’s first MoCA™-compatible tuners (MT2022 and MT2122). These two tuners, when integrated into personal video recorder (PVR) set-top boxes, permit cable operators to provide reliable digital in-home networks using the existing coaxial cable infrastructure in the home. This capability, in turn, allows subscribers to share video, photos, music and data across compatible DVDs, set-tops or PCs on the network. Currently sampling to customers, Microtune’s three new silicon tuners offer key technology building blocks for the cable industry. They enable the new cable-access functions and services increasingly required by cable operators to compete aggressively with telecom suppliers, to increase revenues and to retain subscribers.

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•	INDUSTRY MILESTONES

Microtune also announced that its 3-in-1 tuner (MT2131) exceeds the RF performance requirements specified by the National Telecommunications and Information Administration (NTIA) for the Digital-to-Analog Converter Box Coupon Program. This $1 billion government program, expected to launch in January 2008, will subsidize the purchase of converter boxes for those consumers who wish to continue to use their analog TVs after February 2009, when U.S. analog broadcasts will be shut off. Microtune’s 3-in-1 tuner, which supports analog, digital and cable broadcasts, assures manufacturers that their set-top converter boxes will comply with the RF technical specifications required for technical approval and certification under the NTIA’s converter box coupon program.

•	DESIGN WINS

During the quarter, Microtune continued to drive successful evaluation of its silicon products and to secure design wins across its target markets. Microtune also announced that LG Innotek has deployed its 3-in-1 tuner in an ATSC tuner-demodulator subsystem. This subsystem has then been implemented into the new line of Super Multi-DVD recorders manufactured by LG Electronics. This is the first announced design win for Microtune’s high-performance 3-in-1 analog/digital/cable tuner.

Microtune also announced that its DVB-H/DVB-T tuners, among the industry’s first multi-standard, multi-band tuners, were deployed in Pinnacle’s portable and lightweight USB dual-tuner diversity stick. In a related DVB-H announcement, the Company received a second round of orders from LG Electronics, and shipped its mobile TV tuners for implementation in LG’s second-generation mobile TV phones for the Italian DVB-H commercial rollout.

FINANCIAL OUTLOOK

Microtune provided the following financial guidance:

•	Net revenue for the second quarter of 2007 is expected to be in the range of $22.0-$23.0 million;

•	Net revenue for the full year 2007 is expected to grow by approximately 25% over net revenue for the full year 2006;

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•	Gross margin percentage is expected to be in the range of 48% to 50% for the second quarter 2007;

•	R&D expense growth percentage is expected to be in the mid-teens for the full year 2007;

•

SG&A expense growth percentage is expected to be in the upper single digits to low double digits for the full year of 2007, excluding stock option investigation and derivative litigation related expenses; and

•	SFAS 123R expenses are expected to range from $1.5 million to $2.0 million, on a quarterly basis, throughout 2007.

Mr. Fontaine said, “There were a number of major highlights in the first quarter, but at the very top of the list were our strong financial results, continued market share gains in the cable market, and the introduction of new technology-leading tuners for the cable modem and set-top box sectors. As we move into Q2, we will continue to focus on our cable business and to pursue those product and customer opportunities that will solidify our industry leadership and momentum in this market through 2008 and beyond. We will also continue to track the digital TV transition segments across all markets. We believe that we offer the RF silicon products and product roadmaps that will enable us to leverage opportunities as they emerge in consumer television, TV peripherals, mobile TV and automotive TV.”

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, April 26, 2007, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s first quarter 2007 financial results and its outlook for the future.

To participate in the call, interested parties may dial 210-234-8001 (the pass code is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until May 10, 2007 via the Company’s website or by dialing 402-998-1740.

Included in the press release are Microtune’s unaudited Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006, respectively; its unaudited Consolidated Statements of Operations for the three months ended March 31, 2007 and 2006, respectively; its unaudited Consolidated

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Statements of Cash Flows for the three months ended March 31, 2007 and 2006, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2007, filed on or about April 26, 2007.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income (loss); non-GAAP net income (loss) per diluted share; and shares used in non-GAAP net income (loss) per diluted share calculations. These non-GAAP financial measures are not calculated in accordance with GAAP and do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Microtune believes the presentation of non-GAAP net income (loss); non-GAAP net income (loss) per diluted share; and shares used in non-GAAP net income (loss) per diluted share calculations in conjunction with the corresponding GAAP financial measures, provides meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of stock-based compensation expenses and fees and expenses relating to Microtune’s investigation into past stock option granting practices and the related financial restatement and ongoing litigation.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 70 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

DESIGN-WIN ANNOUNCEMENTS

It is customary for Microtune to announce design wins, as referenced in this release, and the announcement of these design wins, or any other design win, should not be viewed as an indicator of Microtune revenues for any current or future reporting period.

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NEW PRODUCT ANNOUNCEMENTS

It is customary for Microtune to announce new products. The announcement of any new product should not be viewed as an indicator of Microtune revenues for any current or future reporting period. The markets for cable television and digital television may not develop or may develop more slowly than currently anticipated. Even in the event that these markets do develop, there can be no assurance that Microtune’s products will be selected by manufacturers or that if selected, such manufacturers will continue to select Microtune’s products in the future.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q/A and Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Copyright © 2007 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$40,312	$38,010
Short-term investments	42,600	44,750
Accounts receivable, net	9,187	6,609
Inventories	8,752	8,988
Other current assets	2,150	2,127

Total current assets	103,001	100,484

Property and equipment, net	4,148	4,275
Other assets and deferred charges	655	843

Total assets	$107,804	$105,602

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,414	$4,847
Accrued compensation	2,441	2,646
Accrued expenses	1,914	1,731
Deferred revenue	103	23

Total current liabilities	10,872	9,247

Other non-current liabilities	86	87
Commitments and contingencies

Stockholders’ equity	96,846	96,268

Total liabilities and stockholders’ equity	$107,804	$105,602

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Net revenue	$19,798	$15,525
Cost of revenue	9,945	7,406

Gross margin	9,853	8,119
Operating expenses:
Research and development	5,850	4,801
Selling, general and administrative	6,616	4,641

Total operating expenses	12,466	9,442

Loss from operations	(2,613)	(1,323)
Other income (expense):
Interest income	1,041	903
Foreign currency gains (losses), net	39	59
Other	6	27

Loss before income taxes	(1,527)	(334)
Income tax expense	18	30

Net loss	$(1,545)	$(364)

Basic and diluted net loss per common share	$(0.03)	$(0.01)

Weighted-average common shares used in computing basic and diluted loss per common share	53,441	52,813

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Operating activities:
Net loss	$(1,545)	$(364)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	369	375
Foreign currency gains (losses), net	(39)	(59)
Stock-based compensation	1,456	1,412
Loss on disposal of assets	1	—
Changes in operating assets and liabilities:
Accounts receivable, net	(2,578)	(1,136)
Inventories	236	652
Other assets	165	(213)
Accounts payable	1,567	(1,877)
Accrued expenses	263	(224)
Accrued compensation	(205)	40
Other liabilities	(1)	2

Net cash used in operating activities	(311)	(1,392)
Investing activities:
Purchases of property and equipment	(243)	(128)
Proceeds from sale of available-for-sale investments	2,150	20,350
Purchase of available-for-sale investments	—	(20,000)

Net cash provided by investing activities	1,907	222
Financing activities:
Proceeds from issuance of common stock	667	162

Net cash provided by financing activities	667	162
Effect of foreign currency exchange rate changes on cash	39	59

Net increase (decrease) in cash and cash equivalents	2,302	(949)
Cash and cash equivalents at beginning of period	38,010	5,068

Cash and cash equivalents at end of period	$40,312	$4,119

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Net revenue	$19,798	$16,572	$17,965	$19,170	$15,525
Silicon	77%	76%	77%	81%	75%
Modules	23%	24%	23%	19%	25%

Net revenue by market
Cable	68%	69%	65%	62%	61%
Digital Television	8%	8%	12%	19%	12%
Automotive	22%	21%	21%	17%	24%
Other	2%	2%	2%	2%	3%

Net revenue by geography
North America	40%	34%	35%	33%	37%
Europe	18%	19%	16%	15%	18%
Asia Pacific	42%	47%	49%	52%	45%

Ten percent customers (net revenue)(1)
Scientific-Atlanta (a Cisco company)(2)	30%	26%	25%	19%	23%
Asuspower/Asustek (3)	18%	20%	17%	18%	12%
Arkian (4)				11%

Net revenue from top 10 customers (5)	85%	81%	78%	81%	71%

As a percent of net revenue
Gross margin	49.8%	48.1%	49.5%	49.8%	52.3%
Research and development	29.5%	37.0%	28.8%	27.9%	30.9%
Selling, general and administrative	33.4%	38.1%	35.2%	26.2%	29.9%

(1)	Data included only in instances where customers were 10% or greater of net revenue.
(2)	Cisco Systems, Inc. (Cisco) completed its acquisition of Scientific-Atlanta on February 27, 2006. Net revenue generated from Cisco, excluding Scientific-Atlanta, was insignificant in the first quarter of 2007, approximately $0.1 million in fourth quarter of 2006 and insignificant in the third quarter of 2006. No revenue was generated from Cisco, excluding Scientific-Atlanta, in the first or second quarter of 2006.
(3)	Primarily for the benefit of ARRIS.
(4)	Primarily for the benefit of LG Electronics in the second quarter of 2006.
(5)	Includes respective manufacturing subcontractors.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Cash and cash equivalents	$40,312	$38,010	$19,602	$2,743	$4,119
Short-term investments	42,600	44,750	62,773	80,968	76,781

Total cash and investments	$82,912	$82,760	$82,375	$83,711	$80,900

Raw materials	$—	$14	$88	$79	$62
Work-in-process	3,356	3,260	4,045	2,543	3,161
Finished goods	5,396	5,714	5,001	4,538	4,069

Total inventory	$8,752	$8,988	$9,134	$7,160	$7,292

Inventory turns	4.5	3.8	4.0	5.4	4.1

Accounts receivable, net	$9,187	$6,609	$7,637	$7,555	$7,047

Days sales outstanding (DSO)	42	36	38	35	41

Common shares outstanding	53,560	53,290	53,274	53,230	52,855

Weighted-average common shares outstanding for the quarter ended
Basic	53,441	53,288	53,249	53,104	52,813
Diluted	53,441	53,288	53,249	55,530	52,813

Total employees	202	204	200	185	181

Microtune, Inc.

STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS 123R

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Cost of revenue	$10	$11	$14	$12	$13

Research and development	654	685	672	634	597
Selling, general and administrative	792	542	976	858	798

Total stock-based compensation expense included in operating expenses	1,446	1,227	1,648	1,492	1,395

Total stock-based compensation expense	$1,456	$1,238	$1,662	$1,504	$1,408

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Total investigation, restatement and litigation expenses included in selling general and administrative expenses	$1,250	$1,812	$1,452	$—	$—

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
GAAP net income (loss)	$(1,545)	$(3,405)	$(1,529)	$146	$(364)
Stock-based compensation expense	1,456	1,238	1,662	1,504	1,408
Expenses relating to investigation, restatement and litigation	1,250	1,812	1,452	—	—

Non-GAAP net income (loss)	$1,161	$(355)	$1,585	$1,650	$1,044

Basic net income (loss) per share:
GAAP	$(0.03)	$(0.06)	$(0.03)	$0.00	$(0.01)

NON-GAAP	$0.02	$(0.01)	$0.03	$0.03	$0.02

Diluted net income (loss) per share:
GAAP	$(0.03)	$(0.06)	$(0.03)	$0.00	$(0.01)

NON-GAAP	$0.02	$(0.01)	$0.03	$0.03	$0.02

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	53,441	53,288	53,249	53,104	52,813
NON-GAAP	53,441	53,288	53,249	53,104	52,813
Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	53,441	53,288	53,249	55,530	52,813
NON-GAAP	56,130	53,288	57,118	57,444	56,447

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Weighted-average common shares outstanding used in basic net income (loss) per share calculation – GAAP and non-GAAP	53,441	53,288	53,249	53,104	52,813

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	53,441	53,288	53,249	55,530	52,813
Incremental common equivalent shares	2,689	—	3,869	1,914	3,634

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – non-GAAP	56,130	53,288	57,118	57,444	56,447